                                                                    Exhibit 10.1

                               [IDERA LETTERHEAD]

May 17, 2007

Mr. Robert G. Andersen
c/o Idera Pharmaceuticals, Inc.
345 Vassar Street
Cambridge, MA 02139

Dear Bob:

     This letter agreement shall confirm our understanding with respect to your separation from Idera Pharmaceuticals, Inc. (the "Company"). You have agreed to remain as an employee of the Company until July 31, 2007 or such later date as is mutually agreed upon by you and the Company (such date being referred to as the "Effective Date of Termination" and the period from the date hereof to the Effective Date of Termination being referred to as the "Transition Period") on the terms and conditions set forth herein. Except as expressly provided herein, your employment will continue to be subject to the terms of your Employment Agreement with the Company dated April 13, 2006 (the "Employment Agreement").

1. TRANSITION PERIOD. During the Transition Period, you agree to continue to satisfactorily perform your employment duties as required by your Employment Agreement, perform any other task reasonably requested by the Company and be available to assist the Company in transitioning your duties as and to the extent requested by the Company, including the transition of your employment functions to a new Chief Financial Officer, and the Company agrees to pay you your salary and provide you with benefits in accordance with Section 5 of your Employment Agreement. If you terminate your employment, for any reason, prior to the Effective Date of Termination you will not be entitled to any severance or other benefits under this letter agreement or Section 6 of the Employment Agreement. If your employment is terminated prior to the Effective Date of Termination as a result of your death or disability or by the Company for any reason, including without limitation under Section 6(d) of the Employment Agreement in connection with a Change of Control (as defined in the Employment Agreement), the terms and conditions of the Employment Agreement shall govern such termination. This letter agreement will be deemed to amend the "Employment Period" in the Employment Agreement such that the current Employment Period provided for therein shall terminate coincident with the Effective Date of Termination.

2. SEVERANCE BENEFITS. Subject to Section 4 of this letter agreement, you will receive the severance benefits described in the "Description of Severance Benefits" attached as Attachment A (the "severance benefits") (and not the severance benefits provided for in the Employment Agreement) if you satisfactorily complete the Transition Period and your employment terminates on the Effective Date of Termination. In no event shall the Company be obligated to pay severance benefits under both this letter agreement and under the Employment Agreement. Any compensation derived by you from any subsequent employment or self-employment shall not be offset against or reduce any amounts to which you are entitled under this letter agreement, except as expressly provided herein.

3. TRANSITION BONUS. During the Transition Period, in addition to performing your employment duties and transitioning them in accordance with paragraph 1 above, you will undertake to meet certain performance objectives as set forth on Attachment C hereto. If you remain employed through the Transition Period and such objectives are satisfactorily achieved during the Transition Period, which determination shall be made by the Board of Directors (or a committee thereof) in its sole discretion, then, subject to
     Section 4 of this letter agreement, the Company will pay you a bonus equal to between 20% and 50% of your annual base salary on the date hereof (the "transition bonus"), as determined by the Board of Directors or a committee thereof, in its sole discretion, in addition to any severance benefits hereunder. The transition bonus shall be payable within 30 days after the Effective Date of Termination in a lump sum subject to applicable taxes and withholding.

4. DELIVERY OF RELEASE OF CLAIMS UPON TERMINATION. The Company shall not provide you with any severance benefits or pay the transition bonus to you under Sections 2 or 3 hereof unless you sign and return the release of claims attached hereto as Attachment B (the "Release") on, but not before, the Effective Date of Termination and do not revoke it. You understand that you may revoke the Release for a period of seven (7) days after you sign it, and it shall not be effective or enforceable (and no payments hereunder shall be paid to you) until the expiration of the seven (7) day revocation period. YOU UNDERSTAND AND AGREE THAT BY SIGNING THE RELEASE YOU WILL BE WAIVING ANY AND ALL RIGHTS OR CLAIMS YOU MIGHT HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED BY THE OLDER WORKERS BENEFIT PROTECTION ACT, AND ACKNOWLEDGING THAT YOU HAVE RECEIVED CONSIDERATION BEYOND THAT TO WHICH YOU WERE PREVIOUSLY ENTITLED.

5. UNPAID OBLIGATIONS. The Company will on the Effective Date of Termination or promptly thereafter (i) pay you any salary earned but unpaid through such date, (ii) reimburse you for any reimbursable expense incurred by you through the Effective Date of Termination in accordance with the Company's expense reimbursement policy and (iii) pay you for your unused vacation time in accordance with Company policy.

6. CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION OBLIGATIONS. You acknowledge and reaffirm your obligations regarding confidentiality, non-competition, non-solicitation and assignment of inventions, as set forth in paragraphs 7, 8 and 9 of the Employment Agreement, each of which are incorporated herein by reference and shall remain in full force and effect.

7. RETURN OF COMPANY PROPERTY. You will be entitled to keep the Dell laptop, the docking station and the PDA issued to you by the Company. Except for the foregoing, you confirm that, by the Effective Date of Termination, you will have returned to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, pagers, etc.), Company identification, Company vehicles and any other Company-owned property in your possession or control, and will leave intact all electronic Company documents, including, but not limited to, those which you developed or helped develop during your employment. You further confirm that you will have cancelled all accounts for your benefit, if any, in the Company's name, including, but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

8. AMENDMENT. This letter agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

9. NO WAIVER. No delay or omission by the Company in exercising any right under this letter agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

10. VALIDITY. Should any provision of this letter agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal and/or invalid part, term or provision shall be deemed not to be a part of this letter agreement.

11. NATURE OF AGREEMENT. You understand and agree that this letter agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

12. ACKNOWLEDGMENTS. You acknowledge that you have been given at least twenty-one (21) days to consider this letter agreement and its Attachments A, B and C, and that the Company advised you to consult with an attorney of your own choosing prior to signing this letter agreement and prior to signing the Release.

13. TAX PROVISION. In connection with the severance benefits or transition bonus provided to you pursuant to this letter agreement and Attachments A, B and C, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and you shall be responsible for all applicable taxes with respect to such severance benefits or transition bonus under applicable law. You acknowledge that you are not relying upon advice or representation of the Company with respect to the tax treatment, including without limitation under Internal Revenue Code Section 409A, of the transition bonus and any of the severance benefits set forth in Attachment A.

14. VOLUNTARY ASSENT; EXPENSES. You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement or the Release, and that you fully understand the meaning and intent of this letter agreement and the Release. You state and represent that you have had an opportunity to fully discuss and review the terms of this letter agreement and the Release with an attorney. You further state and represent that you have carefully read this letter agreement, including Attachments A, B and C hereto, understand the contents therein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act. The Company shall reimburse you for the reasonable fees and expenses of your attorney, not to exceed $3,000 in the aggregate, in connection with the negotiation of this letter agreement and all related matters.

15. NON-DISPARAGEMENT. You understand and agree that as a condition for payment to you of the consideration herein, you shall not make any false, disparaging or derogatory statements in public or private to any person or media outlet regarding the Company or any of its directors, officers, employees, agents, or representatives or the Company's business affairs and financial condition. The Company agrees to direct its officers and directors not to make any false, disparaging or derogatory statements in public or private to any person or media outlet regarding you.

16. APPLICABLE LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to any conflict of law rules that would require the application of the laws of any jurisdiction other than the internal laws of the Commonwealth of Massachusetts to the rights and duties of the parties, except to the extent the laws of the Commonwealth of Massachusetts are preempted by federal law.

17. ENTIRE AGREEMENT; EFFECT ON EMPLOYMENT AGREEMENT. The Employment Agreement and this letter agreement, including Attachments A, B and C, contains and constitutes the entire understanding and agreement between the parties hereto with respect to the Transition Period, your severance benefits following the Effective Date of Termination and transition bonus and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith.

                                        Very truly yours,

                                        IDERA PHARMACEUTICALS, INC.


                                        By: /s/ Sudhir Agrawal
                                            ------------------------------------
                                        Name: Dr. Sudhir Agrawal
                                        Title: Chief Executive Officer

I hereby agree to the terms and conditions set forth in the letter agreement above and in Attachments A, B and C thereto. I have been given at least twenty-one (21) days to consider this letter agreement and Attachments A, B and C thereto, and I have chosen to execute this letter agreement on the date below. I understand that provision to me of the severance benefits described in Attachment A and payment to me of the transition bonus is conditioned upon my timely execution, return, and non-revocation of the Release and I agree to sign the Release on, but not before, the Effective Date of Termination.


/s/ Robert G. Andersen                  Date May 17, 2007
------------------------------------
Employee Name: Robert G. Andersen

To be returned to the Company's Chief Executive Officer by May 17, 2007.

                                  ATTACHMENT A

                        DESCRIPTION OF SEVERANCE BENEFITS

1. The Company shall pay you (i) on the date six months and one day after the Effective Date of Termination a lump sum payment in cash equal to six months of your base salary in effect immediately prior to the Effective Date of Termination and (ii) in accordance with the Company's payroll practices applicable to salaried executives, your base salary as in effect immediately prior to the Effective Date of Termination for a period commencing on the date six months and one day after the Effective Date of Termination and ending on the first anniversary of the Effective Date of Termination.

2. Any stock options or other equity incentive awards previously granted to you by the Company and held by you on the Effective Date of Termination shall vest as of such date to the extent such options or equity incentive awards, as applicable, would have vested had you continued to be an employee of the Company for a period ending on the first anniversary of the Effective Date of Termination. You shall be permitted to exercise such stock options until the first anniversary of the Effective Date of Termination; provided that such provision shall not affect and shall be subject to (x) the provisions of the applicable stock option agreement and/or equity incentive plan relating to the termination of such stock options in connection with an Acquisition Event, a Change of Control (as such terms are defined in your Employment Agreement) or a similar transaction involving the Company or (y) the maximum term of any such stock option. Notwithstanding the foregoing, the stock options to purchase 4,737 shares of common stock of the Company granted to Mr. Andersen on 1 March 1999 shall not be subject to the provisions of this item 2 and instead shall be subject to the terms of the Company's PE97 Plan under which such options were granted and the option agreement entered into with the Company evidencing such options.

3. Effective as of the Effective Date of Termination, you shall be considered to have elected to continue receiving group medical and dental insurance pursuant to the federal "COBRA" law, 29 U.S.C. Section 1161 et seq., which insurance shall be substantially similar to the insurance you were receiving immediately prior to the Effective Date of Termination. The Company shall, for the period ending on the first anniversary of the Effective Date of Termination, and at its sole cost and expense, continue to pay the share of the premium for such coverage you and your eligible dependents (if any) that is paid by the Company for active and similarly-situated employees who receive the same type of coverage. The remaining balance of any premium costs, and all premium costs after such period, shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation and you elect to continue your coverage. You should consult the COBRA materials to be provided by the Company for details regarding these benefits. Notwithstanding the foregoing, the Company shall not be required to pay any COBRA premiums under this item 3 to the extent you receive medical insurance or dental insurance benefits, as the case may be, from a new employer.

4. The Company shall provide for the period ending on the first anniversary of the Effective Date of Termination, and at its sole cost and expense, you and your eligible dependents (if any) with disability and life insurance benefits substantially similar to this benefits you and your dependents (if any) were receiving immediately prior to the Effective Date of Termination; provided, however, that the Company shall not be required to provide coverage to the extent you receive comparable death and disability benefits from a new employer; and provided, further however, that the Company shall pay the cost of supplemental coverage if the new employer provides less than comparable coverage, to allow you to purchase coverage to make total coverage comparable.

All other benefits will cease upon the Effective Date of Termination.

                                  ATTACHMENT B

                                RELEASE OF CLAIMS

In consideration of the benefits provided for in the letter agreement dated May ___, 2007, which I acknowledge I would not otherwise be entitled to receive, I hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which you ever had or now have against the Released Parties, including, but not limited to, any claims arising out of my employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq., the Family and Medical Leave Act, 29 U.S.C.
Section 2601 et seq., the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. Section 2101 et seq., and the Rehabilitation Act of 1973, 29 U.S.C. Section 701 et seq., all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. Section 1681 et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Section 1001 et seq., the Massachusetts Fair Employment Practices Act., M.G.L. c. 151B, Section 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c. 12, Sections 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93, Section 102 and M.G.L. c. 214,
Section 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, Section 1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, Section 1B, and the Massachusetts Maternity Leave Act, M.G.L. c. 149, Section 105(d), all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract (including without limitation any claims arising out of my Employment Agreement with the Company dated April 13, 2006); all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options (except for those share/stock option rights and interests set forth in the letter agreement); and any claim or damage arising out of my employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in the letter agreement prevents me from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that I acknowledge that I may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding). Nothing herein shall bar actions to enforce the terms of the letter agreement. Moreover, nothing herein shall be construed so as to limit or restrict any right of indemnification or insurance available to me in my capacity as an officer and employee of the Company.

I hereby provide this release of claims as of the current date and acknowledge that the execution of this Release is in further consideration of the severance benefits and transition bonus described in Sections 2 and 3 of the letter agreement, to which I acknowledge I would not be entitled if I did not sign this release of claims. I acknowledge that I have been given at least twenty-one (21) days to consider this Release and that I was advised to consult with legal counsel of my own choosing prior to signing this Release. I understand that I may revoke this Release for a period of seven (7) days after signing and that it shall not be effective or enforceable until the expiration of such seven (7) day period. I understand and agree that I am waiving any and all rights or claims I might have under the Age Discrimination and Employment Act, as amended, by the Older Workers Benefit Protection Act.

This release shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. I hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this letter agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement or the subject matter hereof.


       R. Andersen                       Date         31 July 2007
-------------------------------------        -----------------------------------
Employee Name: Robert G. Andersen

TO BE SIGNED AND RETURNED TO THE COMPANY'S CHIEF EXECUTIVE OFFICER ON, BUT NOT BEFORE, THE EFFECTIVE DATE OF TERMINATION.

                                  ATTACHMENT C

                             PERFORMANCE OBJECTIVES

-    Finance

          -    File Proxy for 2007

          -    Q1 2007 Closing and file Form 10-Q

          -    File Forms 8-K (as required)

          -    Prepare 2007 - 2008 Budget

          -    Q2 2007 Closing and prepare Form 10-Q (as required)

          -    Assist with any financing of the Company (as required)

          -    Engage consulting firm to assist with SOX 404 compliance

-    Relocation

          -    Complete build-out of 167 Sidney St.

          -    Acquire and lease furniture and equipment.

          -    Acquire necessary permits

          -    Install new systems (water treatment, security, bldg. controls)

          -    Move the Company to 167 Sidney St. (target June 2007)

-    Close-Out of Existing Facility (target July 2007)

          -    Clean-up of 345 Vassar Street

          -    Decommission facility

          -    Gain MIT sign-off

-    Information Technology

          -    Develop Information Technology System Upgrades

          -    Manage Internet/Telecom/Network installations for 167 Sidney St.

          -    Develop audio-video systems for new board room

          -    Bring new systems on-line